                       ADOPTION AGREEMENT
                     DREYFUS NONSTANDARDIZED
             PROTOTYPE PROFIT SHARING PLAN AND TRUST


                        PLAN NUMBER 01002
                   IRS SERIAL NUMBER D340072a


The Employer named in Section l, A. below hereby establishes or restates a Profit Sharing Plan ("Plan") and Trust, consisting of such sums as shall be paid to the Trustee(s) under the Plan, the investments thereof and earnings thereon. The terms of the Plan and Trust are set forth in this Adoption Agreement and the applicable provisions of the Dreyfus Prototype Defined Contribution Plan, Basic Plan Document No. 01, and the Dreyfus Trust Agreement, both as amended from time to time, which are hereby adopted and incorporated herein by reference.


I. BASIC PROVISIONS

     A.   Employer's Name:     GENOVESE DRUG STORES, INC.

                  Address:     80 MARCUS DRIVE
                               MELVILLE, NY 11747

     B. Employer is a (X) corporation; ( ) S Corporation partnership; ( ) sole proprietor; ( ) other.

     C.   Employer's Tax ID Number: 11-1556812

     D.   Employer's Fiscal Year: ENDS THE FRIDAY CLOSEST TO
          JANUARY 31

     E.   Plan name: THE GENOVESE RETIREMENT AND SAVINGS PLAN

     F.   Effective Date of Plan:

     If this is an amendment and restatement of an existing Plan, enter the date originally adopted JULY 1, 1990. The Effective Date of this amended Plan is JANUARY 1, 1993.

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     G.   The Trustee shall be:

          (X) The Dreyfus Trust Co.

          ( )  Other:    (Name)        [....]
                         (Address)     [....]
                         (Address)     [....]
                         (Phone #)     [....]

     H.   Anniversary Date: JANUARY 1

     I. Plan Year shall mean the 12-consecutive-month period commencing on JANUARY 1 and ending on DECEMBER 31.

     J. Service with the following predecessor employer(s) shall be credited for purposes of eligibility and vesting:
          [....]  (Note Such Service must be provided if the
          adopting Employer maintains the plan of the predecessor employer.] N/A

     K.   The following employer(s) associated with the Employer
          under section 414(b), (c), (m) or (o) of the Internal
          Revenue Code ("Code") shall be Participating Employers in
          the Plan:   N/A

     L.   Are all employers associated with the Employer under
          section 414(b), (c), (m) or (o) of the Code participating in this Plan?

           (X) Yes ( ) No


II.  HOURS OF SERVICE

     Hours of Service under the Plan will be determined for all
     Employees on the basis of the method selected below:
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     (X)  On the basis of actual hours for which an Employee is paid or entitled to payment.

     ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service for any day such Employee would be credited with at least one (1) Hour of Service during the day under the Plan.

     ( ) On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service for any week such Employee would be credited with at least one
          (1) Hour of Service during the week under the Plan.

     ( )  On the basis of semi-monthly payroll periods.  An
          Employee will be credited with ninety-five (95) Hours of Service for any semi-monthly payroll period such Employee would be credited with at least one (1) Hour of Service under the Plan.

     ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service for any month such Employee would be credited with at least one (1) Hour of Service under the Plan.

     ( )  On the basis of elapsed time.

III.  ELIGIBLE EMPLOYEES

     All Employees shall be Eligible Employees, except:

     (X) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

     ( )  Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.
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     ( )  Employees included in the following job classifications:

     ( )  Employees of the following employers aggregated under section 414(b), (c), (m) or (o) of the Code:

     ( )  Individuals required to be considered Employees under section 414(n) of the Code.

Note: The term Employee includes all employees of the Employer and any employer required to be aggregated with the Employer under section 414(b), (c), (m) or (o) of the Code, and individuals considered employees of any such employer under section 414(n) or (o) of the Code.


IV.  AGE AND SERVICE REQUIREMENTS

     Each Eligible Employee shall become a Participant on the Entry Date coincident with or following completion of the following age and service requirements:


     ( )  No age or service requirement.

     (X)  The attainment of age 21 (not to exceed age 21).

     (X) For Employer Discretionary Contributions only -- The Completion of 1 (not to exceed 1 unless 100% immediate vesting is elected, in which case, may not exceed 2) Eligibility Years of Service. [NOTE: If more than 1 Eligibility Year of Service is required, Participants must be 100% immediately vested. If the Eligibility Years of Service is or includes a fractional year, an Employee may not be required to complete any specified number of Hours of Service to receive credit for such fractional year.]

     (X) For all other contributions -- The completion of 1 (not to exceed 1) Eligibility Year of Service.

          AND
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     ( )  Effective Date Entry. Each Eligible Employee who is
          employed on the Effective Date shall become a Participant on the Effective Date. Each Eligible Employee employed after the Effective Date shall become a Participant on the Entry Date coincident with or following completion of the age and service requirements specified above.



V.  ELIGIBILITY YEARS OF SERVICE

          In order to be credited with an Eligibility Year of Service, an Employee shall complete 1,000 (not to exceed 1,000) Hours of Service. (Not applicable if elapsed time method of crediting service is elected.)


VI.  ENTRY DATE

     The Entry Date shall mean:

     ( )  Annual Entry. The first day of the Plan Year.

     Note: If Annual Entry is selected, the age and service requirements cannot exceed 2 1/2 and 1/2 Eligibility Year of Service. (1 1/2 Eligibility Years of Service for Employer Discretionary Contributions if 100% immediate vesting is elected.)]

     ( ) Dual Entry. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

     ( ) Quarterly Entry. The first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

     (X) Monthly Entry. The first day of the Plan Year and the first day of each following month of the Plan Year.

     ( ) Multiple Entry. ________ entry dates as determined by the Employer (Note: Eligible Employees must commence participation no later than the earlier of: a) the beginning of the plan year after meeting the age and service requirements, or b) 6 months after the date the Employee meets the age and service requirements).
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VII.  COMPENSATION

     A.   Except for purposes of "annual additions" testing under
          Section 415 of the Code, Compensation shall mean all of each Participant's

     (X) Information required to be reported under sections 6041 and 6051 of the Code. (Wages, tips and other compensation box on Form W-2) Compensation is defined as wages as defined in section 3401(a) and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). This definition of Compensation shall exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code.

     ( ) Section 3401(a) wages. Compensation is defined as wages within the meaning of section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

     ( ) Section 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and excluding the following:
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          (a)    Employer contributions to a plan of deferred
                 compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in section 408(k), or any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee;

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

which is actually paid to the Participant during

     (X)  the Plan Year.

     ( )  the calendar year ending with or within the Plan Year.

( ) Compensation shall be reduced by all of the following items (even if includible in gross income):
          reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

Compensation (X) shall; ( ) shall not include Employer contributions made pursuant to a salary reduction agreement with an Employee which are not includible in the gross income of the Employee by reason of sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

If the Employer's contributions to the Plan are not allocated on an integrated basis, the following may be excluded from the definition of Compensation selected above for any year in which the Plan is not Top Heavy:

          (X)  bonuses

          ( )  overtime

          ( )  commissions

          ( )  amounts in excess of $ [....]

          ( )  [....]

For any Self-Employed Individual covered under the Plan, Compensation means Earned Income.

     B. For purposes of "annual additions" testing under Section 415 of the Code, Compensation for any Limitation Year shall mean all of each Participant's

     (X) Information required to be reported under sections 6041 and 6051 of the Code. (Wages, tips and other compensation box on Form W-2) Compensation is defined as wages as defined in section 3401(a) and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d) and 6051 (a)(3) of the Code. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). This definition of Compensation shall exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code.

     ( ) Section 3401(a) wages. Compensation is defined as wages within the meaning of section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401 (a)(2) of the Code).

     ( ) Section 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and excluding the following:

          (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in section 408(k), or any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee;

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

     which is actually paid to the Participant during

     (X)  the Plan Year.

     ( )  the calendar year ending with or within the Plan Year.

( ) Compensation shall be reduced by all of the following items (even if includible in gross income):
          reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

Compensation (X) shall; ( ) shall not include Employer contributions made pursuant to a salary reduction agreement with an Employee which are not includible in the gross income of the Employee by reason of sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

For any Self-Employed Individual covered under the Plan, Compensation means Earned Income.


VIII.  LIMITATION YEAR

     Limitation Year shall mean the twelve (12) consecutive-month period:

     (X)  Identical to the Plan Year.

     ( ) Identical to the Employer's fiscal year ending with or within the Plan Year of reference.

     ( ) As fixed by a resolution of the Board of Directors of the Employer, or the Employer if no Board of Directors exists.


IX.  NORMAL RETIREMENT AGE

     Normal Retirement Age shall mean:

     (X)  Age 65 (not to exceed 65).

     ( )  Age [....] (not to exceed 65), or the [....] (not to
          exceed the 5th) anniversary of the date the Participant commenced participation in the Plan, if later.


X. EARLY RETIREMENT AGE

     Early Retirement Age shall mean:

     (X) There shall be no early retirement provision in this Plan.

     ( )  Age [....].

     ( )  Age [....] and [....] Years of Service.


XI. EMPLOYER AND EMPLOYEE CONTRIBUTIONS

     A.   Types of Contributions

          1.   Employer Discretionary Contributions

               ( ) Not provided.

               (X) An amount fixed by appropriate action of the
                   Employer.

               ( ) [...]% of Compensation of Participants for the
                   Plan Year (not to exceed 15%).

               Employer Discretionary Contributions ( ) shall; (X) shall not be integrated with Social Security.

               a.  ( )  The Permitted Disparity Percentage shall
                        be [....]%.

               b.  ( )  The Permitted Disparity Percentage shall
                        be determined annually by appropriate
                        action of the Employer.

               c.  ( )  The Integration Level shall be

                        ( )  the Taxable Wage Base

                        ( )  $__________ (a dollar amount less
                             than the Taxable Wage Base).

                        ( )  % (not to exceed 100% of the Taxable
                             Wage Base).

   Note: The Permitted Disparity Percentage cannot exceed the greater of 5.7% or the tax rate under Section 3111(a) of the Code attributable to the old age insurance portion of the Old Age, Survivors and Disability Income provisions of the Social Security Act (as in effect on the first day of the Plan Year). If the Integration Level selected above is other than the Taxable Wage Base ("TWB"), the 5.7% factor in the preceding sentence must be replaced by the applicable percentage determined from the following table.
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          If the Integration Level is:

                                                 The Applicable
          more than      but not more than        Factor is

           $0                X*                        5.7%

           X*            80% of TWB                     4.3%

          80% of TWB         Y**                       5.4%

          _______________

          the greater of $10,000 or 20% of TWB

          *X = the greater of $10,000 or 20% of TWB.

          **Y = any amount more than 80% of TWB, but less than 100% of TWB

               Allocation of Employer Discretionary Contributions
               --

               In order to share in the allocation of Employer
               Discretionary Contributions (and forfeitures, if forfeitures are reallocated to Participants) an Active Participant:

               ( ) Need not be employed on the last day of the
                   Plan Year.

               (X) Must be employed on the last day of the Plan
                   Year, unless the Participant terminates
                   employment on account of:

                   ( )  No exceptions.

                   (X)  Death.

                   (X)  Disability.

                   (X)  Retirement.

          ( )  Must have ( ) 501 Hours of Service;
               ( ) [...] Hours of Service (cannot exceed 1,000);
               ( ) 1,000 Hours of Service (not applicable if elapsed time method of crediting service is elected).

          2.   Elective Deferrals

               ( ) Not permitted.

               (X) Shall be permitted.

               A Participant may elect to have his or her Compensation reduced by the following percentage or amount per pay period:

               (X) An amount not in excess of 18% of Compensation
                   (cannot exceed the dollar limitation of section 402(g) of the Code for the calendar year
                   ($8,475 for 1991)].

                   An amount not in excess of $ [....] of
                   Compensation [cannot exceed the dollar
                   limitation of section 402(g) of the Code for the calendar year ($8,475 for 1991)].

               A Participant may elect to commence Elective
               Deferrals the next pay period following: JANUARY 1, FEBRUARY 1, MARCH 1, APRIL 1, MAY 1, JUNE 1, JULY 1, AUGUST 1, SEPTEMBER 1, OCTOBER 1, NOVEMBER 1, DECEMBER 1 (enter date or period -- at least once each calendar year).

               A Participant may modify the amount of Elective
               Deferrals as of JANUARY 1, APRIL 1, JULY 1, OCTOBER 1 (enter date or period at least once each calendar year).

               A Participant ( ) may; (X) may not base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash. Such election shall be effective as of the next pay period following [....] or as soon as
               administratively feasible thereafter.

               Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the plan administrator by MARCH 1 (enter date between March 1 and April 15).

               A Participant ( ) may; (X) may not elect to recharacterize Excess Contributions as Thrift
               Contributions. (Note: Available only if Thrift
               Contributions are permitted.)

               Participants who elect to recharacterize Excess Contributions for the preceding Plan Year as Thrift Contributions must submit their elections in writing to the Committee by [...] (enter date no later than 2 1/2 months after close of Plan Year).

          3. Thrift Contributions

               (X) Not permitted.

               ( ) Participants shall be permitted to make Thrift
                   Contributions from [....]% (not less than 1) to
                   [....]% (not more than 10) of their total
                   aggregate Compensation.

               The Change Date for a Participant to change the amount of his Thrift Contributions shall be:

               ( ) The first day of the month.

               ( ) Any Anniversary Date and the first day of the
                   month which is 6 months thereafter.

               ( ) Any Anniversary Date.

               ( ) [....]

          4.   Matching Contributions

               ( ) Not provided.

               (X) The Employer shall or may (in the event that
                   the Matching Contribution amount is within the discretion of the Employer) make Matching Contributions to the Plan with respect to:

                   (X)  Elective Deferrals

                   ( )  Thrift Contributions

               Such Matching Contributions will be made on behalf of:

               (X) All Participants.

               ( ) All Participants who are Non-highly Compensated
                   Employees.

               The amount of such Matching Contributions made on behalf of each such Participant shall be:

               Elective Deferrals -

               ( ) A percentage of Elective Deferrals fixed by
                   appropriate action of the Employer.

               (X) 50% of the Elective Deferrals.

               ( ) [....]% of the first [....]% of Elective
                   Deferrals, plus [....]% of the next [....]% of
                   Elective Deferrals, plus [....]% of the
                   remaining Elective Deferrals.

               The Employers shall not match Elective Deferrals as
               provided above in excess of $[....] or in excess of
               2% of the Participant's Compensation.

               The Employers shall not match Elective Deferrals
               made by the following class(es) of Employees:
               [....]

               Thrift Contributions -

               ( ) an amount (in intervals of $.25) for each
                   dollar of Thrift Contributions fixed by
                   appropriate action of the Employer.

               ( ) $ [....] (in intervals of $.25) for each dollar
                   of Thrift Contributions.

               The Employer shall not match Thrift Contributions made by the following class(es) of Employees: [...]

               Matching Contributions shall be made with respect to (as applicable) Elective Deferrals and/or Thrift Contributions made during each:

               ( ) Payroll period.

               (X) Monthly.

               ( ) Calendar quarter.

               ( ) Plan Year.

          5.   Qualified Matching Contributions

               ( ) Not provided.

               (X) The Employer shall or may (in the event that
                   the Qualified Matching Contribution amount is within the discretion of the Employer) make
                   Qualified Matching Contributions.

               Qualified Matching Contributions will be made on behalf of:

               ( ) All Participants who make Elective Deferrals.

               (X) All Participants who are Non-highly Compensated
                   Employees and who make Elective Deferrals.

               The amount of such Qualified Matching Contributions made on behalf of each Participant shall be:

               (X) a percentage of the Elective Deferrals made for
                   each Plan Year fixed by appropriate action of the Employer.

               ( ) [....]% of the Elective Deferrals made for each
                   Plan Year.

               The Employer shall not match Elective Deferrals as
               provided above in excess of $ [....] or in excess
               of [....]% of the Participant's Compensation.

          6.   Qualified Non-elective Contributions

               ( ) Not provided.


               (X) The Employer shall have the discretion to
                   contribute Qualified Non-elective Contributions for any Plan Year in an amount to be determined each year by the Employer.

               Qualified Non-elective Contributions will be made on behalf of:

               ( ) All Participants who make Elective Deferrals.

               (X) All Participants who are Non-highly Compensated
                   Employees and who make Elective Deferrals.

     B. Forfeitures (Do not complete if 100% immediate vesting is elected).

          Forfeitures of Employer Discretionary Contributions,
          Matching Contributions or Excess Aggregate Contributions shall be:

          ( ) Allocated to Participants in the manner provided in Sections 4.2 and 4.7(c) of the Plan.

          (X)  Used to reduce future Employer contributions.

     C.   Contributions Not Limited By Net Profits

          Indicate for each type of Employer contribution allowed under the Plan whether such contributions are to be limited to Net Profits of the Employer for the taxable year of the Employer ending with or within the Plan Year.

          ( )  Yes (X)  No   Employer Discretionary Contributions

          ( )  Yes (X)  No   Elective Deferrals

          ( )  Yes (X)  No   Qualified Non-elective Contributions

          ( )  Yes (X)  No   Matching Contributions

          ( )  Yes (X)  No   Qualified Matching Contributions

XII.  DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS

     A. Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions (as applicable) and income allocable to such amounts shall be distributable upon separation from service, death, or disability, as defined in the Plan, and, in addition:

          (X) Termination of the Plan without establishment or maintenance of a successor plan.

          (X) The disposition to an entity that is not an Affiliated Employer of substantially all of the assets used by the Employer in a trade or business, but only if the Employer continues to maintain the Plan and only with respect to Participants who continue employment with the acquiring corporation.

          (X) The disposition to an entity that is not an Affiliated Employer of the Employer's interest in a subsidiary, but only if the Employer continues to maintain the Plan and only with respect to Participants who continue employment with such subsidiary.

          (X)  Upon the Participant's attainment of age 59 1/2.

          (X)  Elective Deferrals Only - On account of a
               Participant's financial hardship, to the extent permitted by Section 4.9 of the Plan.

     B. In-service withdrawals from a Participant's Regular and Matching Contribution Accounts ( ) shall; (X) shall not be permitted upon the attainment of age 59 1/2. (Permitted only if Plan is not integrated with Social Security and a Participant's Regular and Matching Contribution Accounts are 100% vested at time of distribution.)

     C. Distribution of benefits upon retirement or death of a Participant (X) shall; ( ) shall not be subject to the Automatic Annuity rules of Section 8.2 of the Plan.

     D. (Complete only if Plan is subject to Automatic Annuity rules of Section 8.2) The following optional forms of benefit shall be available in addition to the optional forms of benefit available under Section 8.6 of the Plan:

     ( )  ______________________________________________________
          ______________________________________________________
          ______________________________________________________

          (Note: If the Plan is an amendment and restatement of an Existing Plan, optional forms of benefit protected under section 411 (d)(6) of the Code may not be eliminated, unless permitted by IRS regulations sections 1.401(a)-(4) and 1.411(d)-4].


XIII. VESTING SERVICE

     In order to be credited with a year of Service for vesting purposes, a Participant shall complete 1,000 (not to exceed
     1,000) Hours of Service. (Not applicable if elapsed time method of crediting service is elected).


XlV. VESTING SERVICE - EXCLUSIONS

     All of an Employee's years of Service with the Employer shall be counted to determine the vested interest of such Employee except:

     (X)  Years of Service before age 18.

     ( ) Years of Service before the Employer maintained this Plan or a predecessor plan.

     ( ) Years of Service before the effective date of ERISA if such Service would have been disregarded under the Service Break rules of the prior plan in effect from time to time before such date. For this purpose, Service Break rules are rules which result in the loss of prior vesting or benefit accruals, or deny an Employee's eligibility to participate by reason of separation or failure to complete a required period of Service within a specified period of time.

XV.  VESTING SCHEDULES

     The vested interest of each Employee (who has an Hour of Service on or after January 1, 1989) in his Employer- derived account balance shall be determined on the basis of the following schedules:

     A.   Employer Discretionary Contributions.

          ( ) 100% immediately vested. [Note: Mandatory if more than l Eligibility Year of Service is required.]

          ( )  100% immediately vested after [....] (not to exceed
               5) Years of Service.

          (X) 20% (not less than 20%) vested for each year of Service, beginning with the 1st (not more than the 3rd) year of Service until 100% vested.

          ( )  The Top Heavy Minimum Vesting Schedule selected in
               C., below.

          ( )  Other: [....] (Must be at least as favorable as any
               one of the above 4 options).

               AND

          ( )  Effective Date Vesting. Each Employee who is a
               Participant on the Effective Date shall be 100% immediately vested.

     B.   Matching Contributions.

          ( )  100% immediately vested.

          (X)  In accordance with the schedule selected in A.
               above.

   C.     Top Heavy Minimum Vesting Schedules.

          One of the following schedules will be used for years when the Plan is or is deemed to be Top-Heavy.

          ( )  100% immediately vested after [...] (not to exceed
               3) years of Service.

          ( ) 20% vested after 2 years of Service, plus [...]% vested (not less than 20%) for each additional year of Service until 100% vested.

          (X)  In accordance with the schedule selected in A.
               above.

          If the vesting schedule under the Plan shifts in or out of the Minimum Schedule above for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in
          Section 7.3 of the Plan applies.


XVI. LIFE INSURANCE

     Life insurance ( ) shall; (X) shall not be a permissible investment.


XVII. LOANS

     Loans (X) shall; ( ) shall not be permitted.


XVIII. TOP-HEAVY PROVISIONS

     A.   Top Heavy Status

          ( ) The provisions of Article XIII of the Plan shall always apply.

          (X) The provisions of Article XIII of the Plan shall only apply in Plan Years after 1983, during which the Plan is or becomes Top-Heavy.

     B.   Minimum Allocations

          If a Participant in this Plan who is a Non-Key Employee is covered under another qualified plan maintained by the Employer, the minimum top heavy allocation or benefit required under section 416 of the Code shall be provided to such Non-key Employee under:

          (X)  this Plan.

          ( ) the Employer's other qualified defined contribution plan.

          ( )  the Employer's qualified defined benefit plan.

     C.   Determination of Present Value

          If the Employer maintains a defined benefit plan in addition to this Plan, and such plan fails to specify the interest rate an mortality table to be used for purposes of establishing present value to compute the Top-Heavy Ratio, then the following assumptions shall be used:

          Interest Rate: 6%

          Mortality Table: UP 84 MORTALITY TABLE (SET BACK 2 YEARS FOR MALE AND FEMALE)


XIX. LIMITATION ON ALLOCATIONS

     If the adopting Employer maintains or has ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant, the adopting Employer must complete this Section. The Employer must also complete this Section if it maintains a welfare benefit fund, as defined in section 419(e) of the Code, or an individual medical account, as defined in section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in the Plan.

     (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, Annual Additions for any Limitation Year shall be limited to comply with section 415(c) of the Code:

          (X) in accordance with Sections 6.4(e)-(j) as though the other plan were a Master or Prototype Plan.

          ( ) by freezing or reducing Annual Additions in the other qualified defined contribution plan.

          ( )  other:
               _________________________________________________
               __________________________________________________

     (b)  If a Participant is or has ever been a participant in a qualified defined benefit plan maintained by the
          Employer, the "1.0" aggregate limitation of section
          415(e) of the Code shall be satisfied by:

          (X) freezing or reducing the rate of benefit accrual under the qualified defined benefit plan.

          ( ) freezing or reducing the Annual Additions under this Plan (or, if the Employer maintains more than one qualified defined contribution plan, as indicated in (a) above).

          ( )  other:
               ____________________________________________
               ____________________________________________


XX.  INVESTMENTS

     Participants (X) shall; ( ) shall not be permitted to direct the investment of their Accounts in the investment options selected by the Employer or the Committee.


XXI.  EMPLOYER REPRESENTATIONS

     The Employer hereby represents that:

     a. It is aware of, and agrees to be bound by, the terms of the Plan.

     b. It understands that the Sponsor will not furnish legal or tax advice in connection with the adoption or operation of the Plan and has consulted legal and tax counsel to the extent necessary.

     c. The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.


XXII.  RELIANCE ON PLAN QUALIFICATION

     The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under section 401 of the Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate key district office of the Internal Revenue Service for a determination letter.


XXIII.  PROTOTYPE PLAN DOCUMENTS

     This Adoption Agreement may be used only in conjunction with the Dreyfus Prototype Defined Contribution Plan, Basic Plan Document No. 01, and the Dreyfus Trust Agreement both as amended from time to time. In the event the Sponsor amends the Basic Plan Document or this Adoption Agreement or discontinues this type of plan, it will inform the Employer. The Sponsor, Dreyfus Service Corporation, is available to answer questions regarding the intended meaning of any Plan provisions, adoption of the Plan and the effect of an Opinion Letter at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144 ((516) 338-3418].

IN WITNESS WHEREOF, the Employer and the Trustee have executed this instrument the 14th day of June, 1993. If applicable, the appropriate corporate seal has been affixed and attested to.


                   GENOVESE DRUG STORES. INC.
                   Name of Business Entity


                   /s/ Jerome Stengel
                   Signature (Sole Proprietors only)


                   By: Jerome Stengel, Vice President & Treasurer
                        Name and Title Corporations
                        or Partnerships)

ATTEST:

/s/ Donald W. Gross
Secretary (Corporations only)


                   THE DREYFUS TRUST COMPANY
                   Name(s) of Trustee(s)


                   ____________________________________
                   Signature (Individual Trustee)


                   ____________________________________
                   Signature (Individual Trustee)


                   By: /s/ Martin Lebowitz, Vice President
                       Name and Title (Corpore Trustee only)